The Bank of New York
101 Barclay Street, 22W
New York, NY 10286
USA

August 17, 2007

U.S. Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549
Attn.:  Document Control

Re:   American Depositary Shares evidenced by
American Depositary Receipts representing deposited preferred shares of Companhia de
Transmissao de Energia Eletrica Paulista. (Form F-
6, Registration No.  333-10806).


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting the new ratio of the Company.

As required by Rule 424(e), the upper right hand corner of the cover page has a reference to Rule
424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the revised form of ADR certificate.

Please contact me with any questions or comments on 212 815-4831.

Very truly yours,
___________________
Monica Vieira
Tel (212) 815-4831
Fax (212) 571-3050
E-mail: mvieira@BankofNY.com

Encl.
cc:    Paul Dudek, Esq.